JOINT DEVELOPMENT AGREEMENT
Between
RENERGIX WIND LLC
And
NACEL ENERGY CORPORATION

THIS AGREEMENT is entered into on the 1st day of February, 2009, effective as of January 1, 2009 ("Effective Date"), by and between RENERGIX WIND LLC ("Manager"), an Arizona limited liability company with its principal offices located at 16730 N. 108th Street, Scottsdale, AZ 85255, and NACEL ENERGY CORPORATION ("Company"), a Wyoming corporation with its principal offices located at 600 17th Street, Suite 2800 S, Denver, CO 80202 (each a "Party" and collectively, the "Parties").

1. **SERVICES.** Company engages Manager to provide project development, project financing and asset divesture due diligence, and other services associated with managing the Company's wind power facility development opportunities ("Services") that may be requested from time to time by the Company. Manager accepts such engagement by Company, subject to the terms and conditions described in this Agreement.

2. **TERM OF AGREEMENT.** This Agreement shall commence on the Effective Date and shall continue for a period of five years (the "Agreement Term"), unless terminated in writing by either Party per the Termination terms and conditions of this Agreement.

3. **RELATIONSHIP OF PARTIES.** Manager is not an employee of Company for any purpose whatsoever, but is an independent contractor with limited authority. Manager shall have sole control of the manner and means of performing the Services under this Agreement. Company shall not have the right to specify the means or manner of performance of the Services under this Agreement, and nothing in this Agreement shall require either Party to act or perform in such a way that would jeopardize the independent contractor relationship between Company and Manager. Nothing in this Agreement shall be construed to constitute Manager as a partner, employee or general agent of Company nor shall either have any authority to bind the other in any respect. Nevertheless, Parties enter into this Agreement with an understanding that Manager's principals, employees and representatives may hold a Company's business card and email address as is currently being done per Company's request in order to facilitate Manager's tasks and Company's objectives and goals.

4. **MONTHLY FEE COMPENSATION.** As consideration for Services performed under this Agreement, Company shall pay Manager, within five (5) days of the first day of each month commencing January, 2009, the agreed amount of fifty seven thousand, two hundred and eighty one dollars and 25 cents ($57,281.25) per month (the "Monthly Payment"). The Monthly Payment shall pay in full any and all compensation due and payable to the Manager for that specific month, with such compensation being determined by an individual hourly rate multiplied by the percentage of time committed to the Company for the Services which Manager acknowledges and agrees shall be provided by Dr. Nedal Deeb, Dr. Paul Turner and John Koziol (the "Manager's Team"), as further detailed in Appendix 1. The Manager shall provide the Company with detailed monthly invoices for the Services performed by the Manager's Team. In the future, the Parties hereto may alter, amend or otherwise modify the Monthly Payment, the percentage of time

Initials: PT / BL

committed to the Company, changes to the Manager's Team, the addition of individuals other than the Manager's Team, as may be mutually agreed upon and with the written consent of both Parties. Manager acknowledges and agrees that the Company has already paid sufficient amounts to pay in full the Monthly Payments due for each month during the four month period ending April 2009.

5. **EXPENSE REIMBURSEMENT AND THIRD PARTY COSTS.** Subject to its prior written, verbal or electronic approval, the Company shall pay all reasonable direct expenses incurred by the Manager associated with Manager's work on behalf of the Company. Company shall not reimburse Manager for any overhead expenses (e.g., office lease or general office operation costs) or other fixed costs associated with operating Manager's business. Requests for expense reimbursement, including receipts of expenses incurred, shall be included with the bi-monthly invoice submitted by Manager to Company. Company shall pay Manager's invoiced expenses within five business days from the date of the Manager's invoice.

6. **ENGAGEMENT OF THIRD PARTIES.** In order to develop Company's Projects, Manager may recommend engaging a third party contractor in order to provide services to achieve and/or resolve specific Project-related issues. Manager shall obtain Company's approval prior to engaging such third party or third parties. Company shall be responsible for paying costs associated with the third parties engaged hereunder.

7. **QUALIFICATION OF PROJECTS.** Company's wind energy projects are considered qualified for milestone compensation and for success fees (as detailed according to the terms of Section 8 and 9 of this Agreement) immediately after Company issues a qualifying letter, in form as set forth in Exhibit A attached hereto, to the Manager indicating that the project has been qualified (the "Qualified Projects"). At the Effective Date, Company and Manager agree that the Qualified Projects consist of the following:

   - Blue Creek Wind Energy Facility LLC;
   - Channing Flats Wind Energy Facility LLC;
   - Hedley Pointe Wind Energy Facility LLC;
   - Swisher Wind Energy Facility LLC;
   - Hedley Pointe II project in Texas;
   - project in Snowflake, Arizona;
   - project in Ford County, Kansas;
   - project in Edgar County, Illinois; and
   - Nacel Energia Eolica in Dominican Republic

8. **MILESTONE COMPENSATION.** For the **existing** Qualified Projects (being the nine Qualified Projects as identified in Section 7 above), Company covenants and agrees to provide share-based compensation to Manager in the aggregate amount of up to 120,000 shares of the Company's restricted common stock for each existing Qualified Project. The Company shall issue the indicated number of shares within 15 days of reaching and/or achieving the following specified milestones:

   - Land control/option agreement – 15,000 shares
   - Met tower permit (if needed) & MET tower installation – 15,000 shares

Initials: PT/ BL

- Filing transmission interconnection application or signing MOU with a distribution company – 15,000 shares
- Execution of PPA – 15,000 shares
- Signing transmission interconnection agreement or signing fully executed interconnection agreement with a distribution company – 10,000 shares
- Fully permitting project (including FAA, any other required local/county/state/federal permit) – 10,000 shares
- Securing wind turbines for site– 15,000 shares
- Start of construction (defined as commencing any work on site) – 15,000 shares
- Project COD (first wind turbine to spin) – 10,000 shares

In connection with the issuance of any Company shares based on reaching and/or achieving the forgoing milestones, the Manger shall execute and deliver to the Company an investment letter in form and substance as reasonably required by the Company to establish compliance with applicable securities laws.

9. **SUCCESS FEE.** For the **existing** Qualified Projects (being the nine Qualified Projects as identified in Section 7 above) and all **future** projects receiving Qualified Project status in accordance with the procedures set forth in Section 7 above, the Company agrees to provide compensation to the Manager, as follows

   - A Project Success Fee of $20,000/installed MW for each phase of the Qualified Projects shall be paid by Company to the Manager at financial close of each project phase. Success Fee shall be paid by the Company to the Manager within 15 Calendar days of financial close of each phase of each Qualified Project.

10. **CONFIDENTIALITY**. Manager acknowledges that it may, in the course of performing Services under this Agreement, be exposed to, develop, or acquire information which is proprietary to or confidential to the Company, its affiliates, partners, or third parties to whom Company owes a duty of confidentiality. The term "Confidential Information" shall mean any and all proprietary, confidential or non-public information in any form. During the term of this Agreement and continuing for a period of two (2) years after termination of this Agreement, Manager shall hold the Confidential Information in strict confidence and shall not copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes other than performance under this Agreement. Upon termination of this Agreement, the Manager shall, upon request from the Company, either destroy or return to Company any and all Confidential Information. Confidential Information shall not include information that is: in or becomes part of the public domain other than by disclosure by Manager in violation of this Agreement; demonstrably known to Manager previously, without a duty of confidentiality; independently developed by Manager outside of this Agreement; rightfully obtained by Manager from third parties without a duty of confidentiality; or which is required to be disclosed by law, statute or regulation. The obligations of this Section 10 shall survive termination of this Agreement, and shall be in addition to (and not in lieu of) any confidentiality or other obligations of Manager pursuant to any other written agreement executed between the Parties.

11. **MANAGER'S FREEDOM AND NON-EXCLUSIVITY**. Manager can, at its own discretion and choice, provide various services to any third party (other than the Company), including its

Initials: PT / BL

own business, similar to those Services contemplated herein, as associated with the development of any Wind Power facility, regardless of third party business, client, size, capacity, market and geographical and electrical location; provided that the time and effort of the Services performed by Manager's Team under this Agreement is not jeopardized, disrupted or otherwise compromised. Subject to the foregoing limitation and constraint, Manager can provide or render various services to any third party (other than the Company) before, during and after the terms of this Agreement without any legal or financial limitations and/or obligations by or toward the Company.

12. **TITLE TO MATERIALS** All rights, title and interest in all data, analyses, drafts, reports, drawings, prints, records, notebooks, manuals, computer printouts, specifications, physical property or other subject matter prepared specifically for the Company pursuant to this Agreement shall vest in the Company. Manager shall retain its rights in all databases, computer software, and any other data or information of a general nature that is not specifically related to the Services or specifically prepared or developed for the Company hereunder.

13. **TERMINATION**. This Agreement may be terminated by Company and/or Manager upon ninety (90) days advance written notice to the other party, except when termination "For Cause" occurs as set forth in Sections 14(a) or (c) below. The ninety (90) days advance written notice is provided for the Manager to complete, to a level of mutual satisfaction between the Parties, any Services associated with scopes of work agreed upon between the Parties. Following any notice of termination of this Agreement, but prior to the effective date of such termination, each Party shall continue to abide by the terms and conditions of this Agreement and comply fully with its obligations hereunder, including but not limited to the Monthly Retainers paid by Company to Manager, and it shall not in any way hinder or interrupt the performance of any obligation under this Agreement during any period between the notice of termination and the date of actual termination.

14. **SURVIVABILITY OF MILESTONE COMPENSATION AND SUCCESS FEE.**

(a) If this Agreement is terminated by Company "For Cause", the Manager shall be entitled to receive from the Company any Milestone Compensation (as set forth in Section 8) and the Success Fee (as set forth in Section 9) which may otherwise occur or arise during the three (3) month period after the effective date of such termination. Except as otherwise stated in this subsection (a), the Manager shall not be entitled to receive any other compensation or payments from the Company. If this Agreement is terminated by Company "For Cause", the Manager shall cease his work with the Company.

For purposes of this Agreement, Company may elect to terminate the Manager "For Cause" if: (i) the Manager shall have committed a felony, fraud, theft, misappropriation or embezzlement involving the assets of the Company; (ii) Manager violates or causes Company to violate, in a material respect, any statute, law, ordinance, rule or regulation relating to Company, which violation results in a material adverse effect to Company's business or financial condition; (iii) Manager engages in any activity which is outside the scope of Manager's authority and can reasonably be expected to have a material adverse effect on Company's business or financial condition; or (iv) Manager fails to comply with the provisions of this Agreement including but limited to its duties as assigned by the Company from time to time or to carry out any reasonable and lawful direction of Company with respect to such obligations or responsibilities and Manager

Initials: PT/ BL

has failed to comply and/or correct such failure within thirty (30) days after written notice from Company, which notice provides a detailed description thereof.

(b) If this Agreement is terminated by Company for any reason which is not "For Cause" as set forth in subsection (a) above, the Manager shall be entitled to receive from the Company any Milestone Compensation (as set forth in Section 8) and the Success Fee (as set forth in Section 9) which may otherwise occur or arise after the effective date of such termination until the end of the five (5) year term of this Agreement. Except as otherwise stated in this subsection (b), the Manager shall not be entitled to any other compensation or payments from the Company. If this Agreement is terminated by Company for any reason which is not "For Cause", the Manager shall cease his work with the Company.

(c) If this Agreement is terminated by Manager "For Cause", the Manager shall be entitled to receive from the Company any Milestone Compensation (as set forth in Section 8), and the Success Fee (as set forth in Section 9) which may otherwise occur or arise after the effective date of such termination until the end of the five (5) year term of this Agreement. Except as otherwise stated in this subsection (a), the Manager shall not be entitled to receive any other compensation or payments from the Company. If this Agreement is terminated by Manager "For Cause", the Manager shall cease his work with the Company.

For purposes of this Agreement, Manager may elect to terminate this Agreement "For Cause" if: (i) the Company shall have committed a felony, fraud, theft, misappropriation or embezzlement involving the Manager's Team, the Manager company (namely Renergix Wind LLC) and/or its affiliate companies, and/or Manager's other businesses and/or clients; (ii) Company violates, in a material respect, any statute, law, ordinance, rule or regulation relating to Company, which violation results in a material adverse effect to Manager's business or financial condition; or (iii) the Company fails to satisfy its financial and compensation obligations due to the Manager as set forth in this Agreement within time periods set forth in this Agreement, subject to the right of the Company to cure such financial or compensation obligation due to the Manager within thirty (30) days after written notice from Company, which notice provides a detailed description thereof; or (iv) the Company fails to comply with the provisions of this Agreement including but limited to its duties obligations or responsibilities and the Company has failed to comply and/or correct such failure within thirty (30) days after written notice from Manager, which notice provides a detailed description thereof.

(d) If this Agreement is terminated by Manager for any reason which is not "For Cause" as set forth in subsection (c) above, the Manager shall be entitled to receive from the Company any Milestone Compensation (as set forth in Section 8) and the Success Fee (as set forth in Section 9) which may otherwise occur or arise during the three (3) month period after the effective date of such termination. Except as otherwise stated in this subsection (c), the Manager shall not be entitled to any other compensation or payments from the Company. If this Agreement is terminated by Manager for any reason which is not "For Cause", the Manager shall cease his work with the Company.

(e) Upon the date of termination of this Agreement as provided for in this Section 14, the Manager shall thereafter have no duties or obligations to perform any further Services as provided for under the terms of this Agreement.

Initials: PT / BL

(f) The provisions of this Section 14 shall survive termination of this Agreement by either the Manager or the Company and shall remain enforceable during any and all applicable periods after termination as set forth in any subsection hereof notwithstanding any changes to Company's ownership and/or management personnel/structure, and any modifications to Company's investment or development decision.

15. **RIGHTS UPON TERMINATION.** Company shall have the right to audit (and shall retain such right for a period of twelve months after the effective date of termination of this Agreement) all documentation related to this Agreement.

16. **ENTIRE AGREEMENT; MODIFICATION**. This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof shall supersede any other oral or written agreements, and shall be binding upon the Parties and their respective successors and assigns. This Agreement may not be modified in any way without the prior written consent of the Parties hereto.

17. **INDEMNIFICATION**. Company shall hold Manager harmless from, and shall indemnify Manager for, any and all liability, loss, costs, expenses or damages, including court costs and reasonable attorney's fees, arising from Company's grossly negligent provision of products or services, or the grossly negligent acts or omissions of Company. Manager shall hold Company harmless from and shall indemnify Company for all liability, loss, costs, expenses or damages, including court costs and reasonable attorneys' fees arising from Manager's grossly negligent provision of products or services, or the grossly negligent acts or omissions of Manager. Notwithstanding the foregoing, neither party shall be liable to the other for any consequential damages, including, but not limited to, loss of use, lost profits or lost opportunity.

18. **THIRD PARTY BENEFICIARIES**. The provisions of this Agreement are intended solely for the benefit of the Company and the Manager and create no rights or obligations enforceable by any third party.

19. **SURVIVABILITY OF AGREEMENT**. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be considered deleted from this Agreement and shall not invalidate the remaining provisions of this Agreement.

20. **CONSTRUCTION OF AGREEMENT**. This Agreement shall be construed according to the laws of the State of Wyoming.

21. **ASSUMABILITY OF AGREEMENT**. The Company's obligations for payment of any and all Monthly Retainers, milestone compensation and success fees due to Manager shall be binding upon any purchaser or transferor of the Company's business entity. Since the Company is relying upon the Services to be performed by the Manager's Team and the unique knowledge and qualifications of persons constituting the Manager's Team, the Manager may not assign or transfer any of its rights and interests in, or delegate any of its obligations in, this Agreement, and any such attempt shall be null and void and without any force and effect.

22. **DISPUTES**. The parties agree that any disputes or questions arising hereunder, including the construction or application of this Agreement shall be submitted to mediation between Company and Manager. Any mediation settlement by the parties shall be documented in writing. If such

mediation settlement modifies the language of this Agreement, the modification shall be put in writing, signed by both parties and added to this Agreement as an attachment. If mediation between the parties does not result in a mutual settlement within 90 days after submission to mediation, then the Parties agree to submit the dispute to binding arbitration subject to the guidelines of the American Arbitration Association. All reasonable attorney fees, and other costs and expenses incurred by the prevailing party in such arbitration shall be paid by the other party.

23. **NOTICES.** All notices, demands or other communications by either Party to the other shall be in writing or confirmed facsimile transmission, and shall be effective upon personal delivery, or if sent by mail, 72 hours after deposited in the United States mail, first class certified postage prepaid and all such notices given by mail shall be sent and addressed to the addresses below:

If to Company:	If to Manager:
Nacel Energy Corporation	Renergix Wind LLC
600 17th Street, Suite 2800 S	16730 N. 108th Street
Denver, CO 80202	Scottsdale, AZ 85255
Attn: Murray Fleming	Attn: Paul Turner

(or such other addresses as either party may in the future specify to the other party)

24. **AUTHORITY.** By signing this Agreement, the person signing on behalf of a Party represents and warrants to the other Party that he has the appropriate authority and authorization to sign on behalf of the Party he is signing for.

25. **COUNTERPARTS AND FACSIMILE EXECUTION.** This Agreement may be executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had executed the same instrument. This Agreement may be executed by telefax signature which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise)..

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year noted on the first page of this Agreement.

NACEL ENERGY CORPORATION	RENERGIX WIND LLC
Brian Lavery	Paul Turner
(Signature)	(Signature)
BRIAN LAVERY	Paul Turner
(Name)	(Name)
CEO	Principal
(Title)	(Title)

Initials: PT / BL

APPENDIX 1

MANAGER'S TEAM – January 1st, 2009

Officer/Employee	Customary Rate	Annual Hours Worked	Commitment Pct.
Dr. Paul Turner	$222 per hour	1950 hours per annum	75%
Dr. Nedal Deeb	$222 per hour	1950 hours per annum,	50%
Mr. John Koziol	$150 per hour	1950 hours per annum	50%

Initials: PT / BL

EXHIBIT A

DESIGNATION OF QUALIFYING PROJECT

IN ACCORDANCE with the terms of Section 7 of that certain Joint Development Agreement dated effective as of February 1, 2009 by and between RENERGIX WIND LLC ("Manager") and NACEL ENERGY CORPORATION ("Company"), the Manager and Company hereby covenant and agree as follows:

1. Identification of Qualified Project. The following wind energy project is hereby deemed to be a Qualified Project:

Blue Creek Wind Energy Facility LLC

2. Effective Date of Identification. The foregoing Qualified Project identification is effective as of October 27, 2008 for all purposes as set forth within the terms and provisions of the above referenced Joint Development Agreement.

EXECUTED on the 1st day of February, 2009

NACEL ENERGY CORPORATION	RENERGIX WIND LLC
Brian Lavery (signature)	Paul Turner (signature)
(Signature)	(Signature)
Brian Lavery	Paul Turner
(Name)	(Name)
CEO	Principal
(Title)	(Title)

Initials: PT / BL

EXHIBIT A

DESIGNATION OF QUALIFYING PROJECT

IN ACCORDANCE with the terms of Section 7 of that certain Joint Development Agreement dated effective as of February 1, 2009 by and between RENERGIX WIND LLC ("Manager") and NACEL ENERGY CORPORATION ("Company"), the Manager and Company hereby covenant and agree as follows:

1. Identification of Qualified Project. The following wind energy project is hereby deemed to be a Qualified Project:

Channing Flats Wind Energy Facility LLC

2. Effective Date of Identification. The foregoing Qualified Project identification is effective as of October 27, 2008 for all purposes as set forth within the terms and provisions of the above referenced Joint Development Agreement.

EXECUTED on the 1st day of February, 2009

NACEL ENERGY CORPORATION

Brian Lavery
(Signature)
Brian Lavery
(Name)
CEO
(Title)

RENERGIX WIND LLC

Paul Turner
(Signature)
Paul Turner
(Name)
Principal
(Title)

Initials: PT/BL

EXHIBIT A

DESIGNATION OF QUALIFYING PROJECT

IN ACCORDANCE with the terms of Section 7 of that certain Joint Development Agreement dated effective as of February 1, 2009 by and between RENERGIX WIND LLC ("Manager") and NACEL ENERGY CORPORATION ("Company"), the Manager and Company hereby covenant and agree as follows:

1. Identification of Qualified Project. The following wind energy project is hereby deemed to be a Qualified Project:

Hedley Pointe Wind Energy Facility LLC

2. Effective Date of Identification. The foregoing Qualified Project identification is effective as of December 4, 2008 for all purposes as set forth within the terms and provisions of the above referenced Joint Development Agreement.

EXECUTED on the 1st day of February, 2009

NACEL ENERGY CORPORATION

Brian Lavery
(Signature)
Brian Lavery
(Name)
CEO
(Title)

RENERGIX WIND LLC

Paul Turner
(Signature)
Paul Turner
(Name)
Principal
(Title)

Initials: PT / BL

EXHIBIT A

DESIGNATION OF QUALIFYING PROJECT

IN ACCORDANCE with the terms of Section 7 of that certain Joint Development Agreement dated effective as of February 1, 2009 by and between RENERGIX WIND LLC ("Manager") and NACEL ENERGY CORPORATION ("Company"), the Manager and Company hereby covenant and agree as follows:

1. Identification of Qualified Project. The following wind energy project is hereby deemed to be a Qualified Project:

Swisher Wind Energy Facility LLC

2. Effective Date of Identification. The foregoing Qualified Project identification is effective as of December 4, 2008 for all purposes as set forth within the terms and provisions of the above referenced Joint Development Agreement.

EXECUTED on the 1st day of February, 2009

NACEL ENERGY CORPORATION

Brian Lavery
(Signature)
Brian Lavery
(Name)
CEO
(Title)

RENERGIX WIND LLC

Paul Turner
(Signature)
Paul Turner
(Name)
Principal
(Title)

Initials: PT / BL